                                                                  Execution Copy

                     FOURTH AMENDMENT TO CREDIT AGREEMENT
                     ------------------------------------

     THIS FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of November 14, 2000 (this "Amendment"), is among APCOA/STANDARD PARKING, INC., a Delaware corporation (the "Company"), the Lenders set forth on the signature pages hereof (collectively, the "Lenders") and BANK ONE, NA, as agent for the Lenders (in such capacity, the "Agent").

                                   RECITALS
                                   --------

          A. The Company, the Guarantors, the Agent and the Lenders are parties to a Credit Agreement dated as of March 30, 1998 (as clarified by letter agreement dated March 30, 1999 and by letter agreement dated August 23, 2000, and as amended by a First Amendment to Credit Agreement dated as of November
12, 1999, a Second Amendment to Credit Agreement dated as of March 30, 2000 and a Third Amendment to Credit Agreement dated as of May 12, 2000, the "Credit Agreement").

          B. The Company desires to amend the Credit Agreement, and the Agent and the Lenders are willing to do so in accordance with the terms hereof.

                                     TERMS
                                     -----

          In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

          ARTICLE I. AMENDMENTS. Upon fulfillment of the conditions set forth in
Article III hereof, the Credit Agreement shall be amended as follows:


          1.1  The definition of "Applicable Margin" is restated as follows:

     "Applicable Margin" shall mean, with respect to any Adjusted Corporate Base Rate Loan, LIBOR Loan, Letter of Credit fee under Section 2.3(b) and commitment fees under Section 2.3(a), the applicable percentage set forth in the table below based upon the Adjusted Total Debt to Adjusted EBITDA Ratio, as adjusted on the sixtieth day after the end of each of the first three fiscal quarters of each fiscal year of the Company and on the one hundred fifth day after the end of the last fiscal quarter of each fiscal year of the Company, and shall remain in effect until the next change to be effected pursuant to this definition, based upon the Adjusted Total Debt to Adjusted EBITDA Ratio as of the last day of such fiscal quarter, provided that (a) any change in the Applicable Margin with respect to any LIBOR Loan during a LIBOR Interest Period with respect to such LIBOR Loan shall not be effective until after the end of such LIBOR Interest Period, (b) as of the Effective Date the Applicable Margin shall be based on an Adjusted Total Debt to Adjusted EBITDA Ratio of greater than or equal to 6.5:1.0 until adjusted for the first time and (c) if any Event of Default has occurred and is continuing the Adjusted Total Debt to Adjusted EBITDA Ratio as of the end of the most recently ended fiscal quarter shall, for the purposes of this definition, be deemed to be greater than or equal to
6.5 : 1.0:

------------------------------------------------------------------------------------------------------------------------
                                                Applicable Margin for all Advances and fees
                                                -------------------------------------------
------------------------------------------------------------------------------------------------------------------------
 Adjusted Total Debt to                         Adjusted Corporate Base    LIBOR Loan and Letter    Commitment Fees
 Adjusted        EBITDA                         Rate Loan                  of Credit Fees
 Ratio
------------------------------------------------------------------------------------------------------------------------
 (greater than or equal to) 6.5:1.0             275 bsp                    400 bps                  75 bps
------------------------------------------------------------------------------------------------------------------------
 (greater than or equal to) 6.0:1.0
 but (less than) 6.50:1.0                       225 bps                    350 bps                  62.5 bps
------------------------------------------------------------------------------------------------------------------------
 (greater than or equal to) 5.5:1.0
 but (less than) 6.0:1.0                        200 bps                    325 bps                  62.5 bps
------------------------------------------------------------------------------------------------------------------------
 (greater than or equal to) 5.0:1.0
 but (less than) 5.5:1.0                        175 bps                    300 bps                  62.5 bps
------------------------------------------------------------------------------------------------------------------------
 (greater than or equal to) 4.5:1.0
 but (less than) 5.0:1.0                        150 bps                    275 bps                  50 bps
------------------------------------------------------------------------------------------------------------------------
 (less than) 4.5:1.0                            125 bps                    250 bps                  50 bps
------------------------------------------------------------------------------------------------------------------------


Notwithstanding anything in this Agreement to the contrary, as of the Fourth Amendment Effective Date the Applicable Margin shall be based on an Adjusted Total Debt to Adjusted EBITDA Ratio of greater than or equal to 6.5:1.0 pursuant to the above table until adjusted for the first time after the Fourth Amendment Effective Date.

          1.2 The following definitions are hereby added to Section 1.1 in appropriate alphabetical order:

               "Fourth Amendment" shall mean the Fourth Amendment to this Agreement dated as of November 14, 2000.

               "Fourth Amendment Effective Date" shall mean the date of the Fourth Amendment.

          1.3  Sections 5.2(a), (b) and (c) are restated as follows:

          (a) Adjusted Total Debt to Adjusted EBITDA Ratio. Permit or suffer the Adjusted Total Debt to Adjusted EBITDA Ratio to be greater than (i)
6.95 to 1.0 at any time from and including the Effective Date to and including September 29, 1999, (ii) 6.75 to 1.0 at any time from and including September 30, 1999 to and including December 31, 1999, (iii) 8.15 to 1.0 at any time from and including January 1, 2000 to and including September 30, 2000, (iv) 7.56 to
1.0 at any time from and including October 1, 2000 to and including March 30, 2001, (v) 6.35 to 1.00 at any time from and including March 31, 2001 to and including June 29, 2001, (vi) 6.20 to 1.00 at any time from and including June 30, 2001 to and including September 29, 2001, (vii) 6.00 to 1.00 at any time from and including September 30, 2001 to and including December 30, 2001, (viii)
5.80 to 1.00 at any time from and including December 31, 2001 to and including March 30, 2002 or (ix) 5.50 to 1.0 at any time thereafter.

          (b) Interest Coverage Ratio. Permit or suffer the Interest Coverage Ratio to be less than (i) 1.5 to 1.0 as of the end of any fiscal quarter of the Company ending on or before December 31, 1999, (ii) 1.30 to 1.0 as of the end of the fiscal quarter of the Company ending March 31, 2000, (iii)
1.27 to 1.0 as of the end of the fiscal quarter of the Company ending June 30, 2000, (iv) 1.23 to 1.0 as of the end of the fiscal quarter of the Company ending September 30, 2000, (v) 1.25 to 1.0 as of the end of the fiscal quarter of the Company ending December 31, 2000, (vi) 1.6 to 1.0 as of the end of each of the fiscal quarters of the Company ending March 31, 2001 and June 30, 2001, (vii)
1.65 to 1.0 as of the end
of any fiscal quarter of the Company ending on or after September 30, 2001 but on or before March 31, 2002, or (viii) 1.75 to 1.0 as of the end of any fiscal quarter of the Company ending thereafter.

          (c) Fixed Charge Coverage Ratio. Permit or suffer the Fixed Charge Coverage Ratio to be less than (i) 0.9 to 1.0 as of the end of any fiscal quarter of the Company ending on or before March 31, 1999, (ii) 1.0 to 1.0 as of the end of any fiscal quarter ending on or after June 30, 1999 but on or before December 31, 1999, (iii) 0.92 to 1.0 as of the end of the fiscal quarter of the Company ending March 31, 2000, (iv) 0.91 to 1.0 as of the end of the fiscal quarter of the Company ending June 30, 2000, (v) 0.90 to 1.0 as of the end of the fiscal quarter of the Company ending September 30, 2000, (vi) 0.96 to 1.0 as of the end of the fiscal quarter of the Company ending December 31, 2000, (vii)
1.05 to 1.0 as of the end of any fiscal quarter of the Company ending on or after March 31, 2001 but on or before March 31, 2002 or (viii) 1.10 to 1.0 as of the end of any fiscal quarter of the Company ending thereafter.

          1.4 (a) The restructuring charges taken in connection with the Standard Acquisition to the extent such charges do not exceed $700,000 for the Calculation Period ending September 30, 2000 or for the Calculation Period ending December 31, 2000 shall be deemed "consistent with the restructuring charges identified in the Pro Forma Financial Statements" for purposes of clause I(xii)(A) of the definition of Adjusted EBITDA contained in Section 1.1 of the Credit Agreement, provided that no other restructuring charges shall be deemed "consistent with the restructuring charges identified in the Pro Forma
Financial Statements" for purposes of clause I(xii)(A) of such definition of Adjusted EBITDA or for any other purpose without the prior written approval of the Required Lenders. The Company may take additional restructuring charges in accordance with Generally Accepted Accounting Principles, but any such additional restructuring charges shall not be added back to Adjusted EBITDA for purposes of the financial covenants or any other provisions of the Credit Agreement.

               (b) Notwithstanding its required treatment under Generally Accepted Accounting Principles or anything else in the Credit Agreement to the contrary, the non-cash charge of approximately $1,400,000 required to be taken by the Company in the current fiscal quarter under Generally Accepted Accounting Principles due to the termination of certain officers of the Company and their related severance (as discussed with the Lenders) shall not be required to be deducted at one time in calculating Adjusted EBITDA as required under the Credit Agreement, but rather such amount shall be deducted from Adjusted EBITDA as an expense and when such severance amount is actually paid to such officers.

          ARTICLE II. REPRESENTATIONS AND AGREEMENTS. Each of the Company and the Guarantors represents and warrants to, and agrees with, the Agent and the Lenders that:

          2.1 The execution, delivery and performance of this Amendment are within its powers, have been duly authorized and are not in contravention of any statue, law or regulation known to it or of any terms of its Articles of Incorporation or By-laws, or of any material agreement or undertaking to which it is a party or by which it is bound.

          2.2 This Amendment is the legal, valid and binding obligations of the Company and each Guarantor enforceable against each in accordance with the respective terms thereof.

          2.3 After giving effect to the amendments contained herein, the representations and warranties contained in Article IV of the Credit Agreement are true in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

          2.4 After giving effect to the amendments contained herein, no Event of Default or Unmatured Default exists or has occurred and is continuing on the date hereof.

          ARTICLE III. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective as of the date hereof when each of the following conditions is satisfied or waived by the Lenders:

          3.1 The Company, the Guarantors and the Required lenders shall have signed this Amendment.

          3.2 The Company and the Guarantors shall have delivered such resolutions, officer's certificates and legal opinions as the Agent may request.

          3.3 The Company shall have paid to the Agent, for the pro rata benefit of the Lenders, an amendment fee equal to $100,000, payable to the Lenders on a pro rata basis based upon the amount of the Commitment of each Lender.

          3.4 The Company and the Guarantors and Firstar Bank shall have executed such agreements satisfactory to the Agent pursuant to which the Agent is granted a first priority security interest in all bank accounts of the Company and the Guarantors and such other rights with respect thereto as required by the Agent and all other assets of the Company and of the Guarantors.

          3.5 The Company shall have delivered to the Agent such other documents and satisfied such other conditions, if any, as requested by the Agent.

          ARTICLE IV.  MISCELLANEOUS.

          4.1 Reference in the Credit Agreement or in any other Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.

          4.2 The Company agrees to pay and to save the Agent harmless for the payment of all reasonable documented costs and expenses arising in connection with this Amendment, including the reasonable documented fees of counsel to the Agent in connection with preparing this Amendment and the related documents.

          4.3 The Company and each Guarantor acknowledge and agree that, to the best of their knowledge, the Agent and the Lenders have fully performed all of their obligations under all documents executed in connection with the Credit Agreement. The Company and each Guarantor represent and warrant that they are not aware of any claims or causes of action against the Agent or any Lender.

          4.4 Subject to the terms and conditions of this Amendment and the accuracy of all representations and warranties made by the Company or any Guarantor in this Amendment, the Lenders and the Agent waive any Event of Default caused by any breach of Sections 5.2(a), (b) or (c) of the Credit Agreement as of September 30, 2000 (the "Existing Defaults"), provided that (i) no other Event of Default, whether known or unknown, is waived, (ii) it is acknowledged and agreed that this is a one time waiver only for the Existing Defaults and waives the Existing Defaults on to the extent they occurred on September 30, 2000 and not thereafter, and shall not waive any other breach at any other time of Section

5.2(a), (b) or (c) or any other term or covenant of the Credit Agreement, and
(iii) the Company is in compliance with Sections 5.2(a), (b) and (c) as amended hereby as of September 30, 2000.

          4.5 Except as expressly amended hereby, the Company and each Guarantor agree that the Credit Agreement, the Notes, the Security Documents and all other documents and agreements executed by the Company in connection with the Credit Agreement in favor of the Agent or any Lender are ratified and confirmed, as amended hereby, and shall remain in full force and effect in accordance with their terms and that they are not aware of any set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, and telecopied signatures shall be effective as originals.

          IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of the day and year first above written.

                                  APCOA/STANDARD PARKING, INC.

                                  By:
                                       -----------------------------------------

                                  Its:
                                       -----------------------------------------


                                  BANK ONE, NA, as a Lender and as Agent,
                                  formerly known as The First National Bank of Chicago

                                  By:
                                       -----------------------------------------

                                  Its:
                                       -----------------------------------------


                                  LASALLE BANK NATIONAL ASSOCIATION

                                  By:
                                       -----------------------------------------

                                  Its:
                                       -----------------------------------------

                             CONSENT AND AGREEMENT


     As of the date and year first above written, each of the undersigned hereby:

     (a) fully consents to the terms and provisions of the above Amendment and the consummation of the transactions contemplated hereby and agrees to all terms and provisions of the above Amendment applicable to it;

    (b) agrees that each Guaranty and all other agreements executed by any of the undersigned in connection with the Credit Agreement or otherwise in favor of the Agent or the Lenders (collectively, the "Security Documents") are hereby ratified and confirmed and shall remain in full force and effect, and each of the undersigned acknowledges that it has no setoff, counterclaim, defense or other claim or dispute with respect to any Security Document;

     (c) acknowledges that its consent and agreement hereto is a condition to the Lenders' obligation under this Amendment and it is in its interest and to its financial benefit to execute this consent and agreement.


                                        A-1 AUTO PARK, INC.


                                        By:
                                            -------------------------------
                                            Name:
                                            Title:



                                        AP HOLDINGS, INC.


                                        By:
                                            -------------------------------
                                            Name:
                                            Title:



                                        APCOA CAPITAL CORPORATION


                                        By:
                                            -------------------------------
                                            Name:
                                            Title:



                                        EVENTS PARKING CO, INC.


                                        By:
                                            -------------------------------
                                            Name:
                                            Title:



                                        HAWAII PARKING MAINTENANCE, INC.


                                        By:
                                            -------------------------------
                                            Name:
                                            Title:

                                       METROPOLITAN PARKING SYSTEM, INC.

                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                       SENTINEL PARKING CO. OF OHIO, INC.

                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                       TOWER PARKING, INC.

                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                       STANDARD AUTO PARK, INC.

                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                       STANDARD PARKING CORPORATION

                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                       APCOA LASALLE PARKING, LLC

                                       By: APCOA/Standard Parking Inc.
                                           as Manager

                                           By:
                                               --------------------------------
                                               Name:
                                               Title:


                                       S & S PARKING, INC.

                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                       STANDARD PARKING CORPORATION, IL

                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                  CENTURY PARKING, INC.

                                  By:
                                     ------------------------
                                     Name:
                                     Title:

                                  SENTRY PARKING CORPORATION

                                  By:
                                     ------------------------
                                     Name:
                                     Title:

                                  VIRGINIA PARKING SERVICES, INC.

                                  By:
                                     ------------------------
                                     Name:
                                     Title:

                                  APCOA BRADLEY PARKING COMPANY, LLC
                                  By:  APCOA/Standard Parking, Inc., sole
                                       Managing Member

                                       By:
                                          --------------------
                                          G. Marc Baumann
                                          Executive Vice President, Chief
                                          Financial Officer, Treasurer

                                      -8-